UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Voting Trust Agreement

On June 1, 2009, in connection with the closing of the Merger (as defined in Item 2.01 below), Inovio Biomedical Corporation, a Delaware corporation (the “registrant”) entered into a Voting Trust Agreement (the “Voting Trust Agreement”) with five significant stockholders of VGX Pharmaceuticals, Inc. (“VGX”).  In accordance with the Voting Trust Agreement, these stockholders placed an aggregate of 8,000,000 shares of VGX common stock into a voting trust, which is administered by an independent committee of the registrant’s post-Merger board of directors. The trustees will vote the shares in accordance with the percentage of votes cast by all stockholders on any particular matter. The trust has a term of ten years and will terminate earlier upon a change in control of the registrant or certain other circumstances. The Voting Trust Agreement will also terminate with respect to a signatory stockholder if that stockholder dies or the stockholder’s employment with the registrant is terminated other than for cause, as defined in the Voting Trust Agreement. If Dr. J. Joseph Kim’s employment with the registrant is terminated, the trust will terminate with respect to all stockholders party to the Voting Trust Agreement upon the date of such termination. A stockholder will have the right to cause the trustees to sell the shares deposited in the trust by that stockholder, or to tender the shares in the event of a tender offer or exchange offer, for the benefit of the stockholder under certain conditions.

A copy of the Voting Trust Agreement is filed with this report as Exhibit 10.1 to this report and incorporated herein by reference.

Amendment to 2000 Stock Option Plan

On May 29, 2009, the registrant’s stockholders approved an amendment and restatement of the registrant’s 2000 Stock Option Plan (the “2000 Plan Amendment”) to clarify the acceleration of vesting of registrant options issued and outstanding thereunder at the closing of the Merger and to remove termination of unexercised registrant options issued and outstanding thereunder at the closing of the Merger.

A copy of the 2000 Plan Amendment as adopted is filed with this report as Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2009, the registrant closed a business combination transaction with VGX and Inovio Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the registrant (“Submerger”), whereby VGX was merged with and into Submerger with Submerger as the surviving entity (the “Merger”) in accordance with the terms of that certain Amended and Restated Agreement and Plan of Merger dated December 5, 2008, as further amended on March 31, 2009, by and among the registrant, VGX and Submerger (the “Merger Agreement”).

Upon the closing of the Merger, based on an exchange ratio of 0.9811995 (the “Merger Exchange Ratio”), and on terms and conditions as set forth in the Merger Agreement,

•                  all of the issued and outstanding shares of common stock of VGX were canceled and converted into the right to receive shares of common stock of the registrant,

•                  all outstanding options to purchase shares of VGX common stock were assumed by the registrant and converted into options to purchase the registrant’s common stock,

•                  all outstanding warrants to purchase shares of VGX common stock were assumed by the registrant and converted into warrants to purchase the registrant’s common stock, and

•                  all outstanding convertible debt of VGX became debt convertible into the registrant’s common stock on existing terms.

An aggregate of approximately 60.28 million shares of the registrant’s common stock are issuable in relation to the Merger, including shares of common stock underlying the assumed options and warrants and underlying the principal of and maximum interest payable on the convertible debt.  As a result the issuance of approximately 41.49 million shares of Inovio common stock upon closing of the Merger, former VGX stockholders now hold approximately 48.41% of Inovio’s outstanding capital stock, and continuing Inovio stockholders hold approximately 51.59% of Inovio’s outstanding capital stock. As a result of the Merger, former holders of VGX securities now hold approximately 51.78% of Inovio’s share capital on a fully-diluted basis and continuing holders of Inovio securities own approximately 48.22% of Inovio’s common stock on a fully diluted basis.

Upon the closing of the Merger, Submerger succeeded to all of VGX’s business, properties and assets and assumed its obligations (other than the outstanding options and warrants to purchase shares of VGX common stock that were assumed by the registrant), changed its name to VGX Pharmaceuticals, LLC, and remains a wholly-owned subsidiary of the registrant, utilizing a single, integrated management team with the registrant.

Prior to the date of the Merger Agreement, the registrant’s sole relationships with VGX were as a party to a licensing agreement with VGX entered into in the ordinary course of business of both the registrant and VGX and as a holder of 25,000 shares of VGX common stock acquired in relation to such agreement. The shares of VGX common stock held by the registrant were cancelled upon closing of the Merger.

On May 29, 2009, the registrant and VGX announced the results of their respective meetings of stockholders in a press release, a copy of which is included with this report as Exhibit 99.1.  On June 1, 2009, the registrant and VGX announced the closing of the Merger in a press release, a copy of which is included with this report as Exhibit 99.2.

Investors are referred to Item 8.01 of this report for a discussion of certain risks and other factors resulting from the registrant’s acquisition of VGX (in addition to those risks relating to the registrant’s acquisition of VGX included in the registrant’s joint proxy statement/prospectus filed on May 1, 2009 with the Securities and Exchange Commission). Investors are urged to read the disclosures referenced in the preceding sentence in their entirety.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 2.01 above, on June 1, 2009, upon the closing of the Merger, all outstanding convertible debt of VGX became debt convertible into the Company’s common stock on the existing terms of such convertible debt.  At closing of the Merger, Submerger became obligated to repay $4.4 million in principal of convertible debt issued previously by Submerger, plus accrued and unpaid interest, which upon closing of the Merger became convertible at the option of the holders of the convertible debt into shares of the registrant’s common stock at $1.05 per share.  The notes evidencing the convertible debt also provide for mandatory conversion of the convertible debt at $1.05 per share should the registrant’s common stock trade at or above $2.10 for five consecutive trading days after the closing of the Merger.  The earliest date on which the convertible debt matures is December 30, 2009, unless extended by Submerger and the noteholder until December 30, 2010.

The form of promissory note and related allonges evidencing the convertible debt are filed as Exhibits 10.3, 10.4 and 10.5 to this report and incorporated by reference herein.

Item 5.01 Changes in Control of Registrant

As described in Item 2.01 above, on June 1, 2009, upon the closing of the Merger and based on the Merger Exchange Ratio, all of the issued and outstanding shares of common stock of VGX were canceled and converted into the right to receive shares of common stock of the registrant, all outstanding options and warrants to purchase shares of VGX common stock were assumed by the registrant and converted into options or warrants to purchase the registrant’s common stock, and all outstanding convertible debt of VGX became debt convertible into the registrant’s common stock on existing terms.

The Merger Exchange Ratio was calculated such that the legacy holders of the registrant’s securities and VGX’s securities would respectively hold 50 percent of the fully-diluted share capital upon closing of the Merger, excluding the shares of the registrant’s common stock underlying the VGX convertible debt assumed by Submerger in the

Merger. Based on the fully-diluted share capital outstanding of each of the registrant and VGX as of June 1, 2009, current holders of the registrant’s securities will own approximately 48.22% and holders of VGX securities will own approximately 51.78% of the fully-diluted share capital of the registrant (including shares underlying the VGX convertible debt) and 51.59% and 48.41%, respectively, of the anticipated issued and outstanding shares of capital stock post-Merger (including the outstanding shares of the registrant’s Series C preferred stock on an as-converted basis).  However, under the terms of the Voting Trust Agreement discussed under Item 1.01, five significant stockholders of VGX have placed 8,000,000 shares of the registrant’s common stock into a trust administered by an independent committee of the registrant’s board of directors.  The trustees shall vote the shares in accordance with the percentage of votes cast by all stockholders on any particular matter. The effect of the voting trust reduces the voting power of the legacy holders of VGX securities on a fully-diluted basis to 44.84%, with the legacy holders of the registrant’s securities holding 48.22% voting power on a fully-diluted basis for the duration of the voting trust; the effect of the voting trust reduces the voting power of the legacy holders of VGX common stock to 39.08% and maintains the legacy holders of the registrant’s common stock at 51.59%. The remaining voting power held in trust will reflect the pro rata vote of the stockholders overall.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2009, in connection with the closing of the Merger described in Item 2.01 above, James L. Heppell, Riaz Bandali, Tazdin Esmail, Robert W. Reider, Dr. Stephen Rietiker and Patrick Gan resigned as directors of the registrant.  The registrant appointed continuing director Dr. Avtar Dhillon as Chairman of the Board and appointed Dr. J. Joseph Kim and Dr. Morton Collins to the board of directors.  The registrant’s board of directors now consists of Dr. Avtar Dhillon, J. Joseph Kim, Simon X. Benito, Tee Khiang Ng and Morton Collins.  Messrs. Benito, Ng and Collins have been deemed independent and are each anticipated to serve on the registrant’s Compensation Committee, Nomination and Corporate Governance Committee and Audit Committee.

In addition, on June 1, 2009, in connection with the closing of the Merger described in Item 2.01 above, the registrant appointed J. Joseph Kim as Chief Executive Officer, C. Jo White as Chief Medical Officer, Niranjan Sardesai as Senior Vice President, Research and Development, Kevin Rassas as Senior Vice President, Business Development, and Iacob Mathiesen as Vice President, Research and Development.  Dr. Avtar Dhillon, previously President and Chief Executive Officer of the registrant, concurrently transitioned to the role of President.

Dr. J. Joseph Kim is a co-founder of VGX Pharmaceuticals and served as its current President, Chief Executive Officer and a director since 2000.  Dr. Kim is a veteran of the biopharmaceutical industry. Prior to VGX, Dr. Kim led efforts in manufacturing and process development of several FDA-approved products and developmental therapeutics at Merck. These products include FDA-approved vaccines for Hepatitis as well as developmental vaccines and therapeutics for HIV/AIDS. Dr. Kim has published over 70 peer-reviewed scientific papers and book chapters, holds numerous patents and sits on several editorial boards and review panels. In 2002, Dr. Kim was named as one of the world’s top 100 young innovators by Technology Review magazine and as one of the “40 under 40” by the Philadelphia Business Journal, which highlights most dynamic professionals who are under 40 years of age in the region. Dr. Kim was also selected on the list of the “50 Most Influential Men” in the October 2003 and in the October 2006 “Power Issue” of Details Magazine. In 2004, Dr. Kim and VGX Pharmaceuticals were selected as one of 30 Technology Pioneers by the World Economic Forum. Furthermore, Dr. Kim was featured in the “Who’s Next 2005” issue of Newsweek International, which included a group of 10 leaders, scientists, and executives at the forefront of change and impact in the world. Most recently in 2006, Dr. Kim has been named a Young Global Leader by the Forum of Young Global Leaders, an affiliate of the World Economic Forum. Dr. Kim was among 175 leading executives, public figures and intellectuals under the age of 40 from 50 countries. Dr. Kim has also been featured in articles in Forbes and the New Yorker and in numerous other Media Outlets. Dr. Kim was trained in economics, engineering and biological sciences at MIT where he was a U.S. Senate Honors Scholar. He holds a Ph.D. in Biochemical Engineering from the University of Pennsylvania and an MBA in Finance from the Wharton School.

Dr. Morton Collins served as a director of VGX since June 2008. Dr. Collins has been a General Partner of Battelle Ventures since July 2003 and Innovations Valley Partners since August 2005. For the past 40 years, Dr. Collins has acquired broad expertise in venture capital funding of early-stage high-technology companies as a founder and managing partner of five different funds, Developmental Science Ventures I, II, III, and IV and Cardinal Partners. He chaired President Reagan’s Task Force on Innovation and Entrepreneurship and served as a technology policy advisor to President George H. W. Bush. He is a former President, Director and Chairman of the National Venture Capital Association, and currently serves as Director to Kopin Corporation and Strategic Diagnostics, Inc. and several private companies. Dr. Collins holds a B.S. in Engineering from the University of Delaware, and his M.A. and Doctorate Degrees in Engineering from Princeton University.

Dr. C. Jo White has served as Chief Medical Officer of VGX since 2005. She has 21 years of senior level clinical/medical affairs positions with major pharmaceutical companies including BMS, Wyeth and Merck. Her experience has been focused in the area of infectious diseases and she is trained as an Internist and Infectious Disease specialist. Dr. White has designed and conducted over 40 Phase 1-4 trials, filed several Biologics License Applications/Marketing Authorization Applications and has obtained regulatory approval for 5 different vaccines and drugs in both the U.S. and Europe. Dr. White completed a fellowship in Infectious Diseases at the National Institutes of Health (NIH) in the National Institute of Allergy and Infectious Diseases (NIAID). Dr. White is board certified in both Internal Medicine and Infectious Diseases. She graduated summa cum laude from the University of Texas in Austin with a B.A. in Microbiology. She received her medical degree with honors from Baylor College of Medicine in Houston, Texas.

Dr. Niranjan Sardesai has served as Senior Vice President, Research and Development of VGX since November 2007. Dr. Sardesai is an experienced veteran of the pharmaceutical industry, with a special focus in R&D and Management of Technology. Prior to joining VGX in September 2006, Dr. Sardesai was the President of Nvision Consulting, Inc. for the period from June 2005 to September 2006. He also served as the Director of R&D and Director of Applied Research at the Fujirebio Diagnostics, Inc. from October 2000 to December 2005. At Fujirebio, Dr. Sardesai oversaw all aspects of the company’s R&D activities, with a special focus on new product development. Prior to Fujirebio, he worked as a Senior Scientist at IGEN International, Inc. Dr. Sardesai received a Ph.D. in Chemistry from California Institute of Technology and an MBA in Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Dr. Sardesai also completed post-doctoral fellowships at the Scripps Research Institute and the Massachusetts Institute of Technology. Dr. Sardesai received his M. Sc. in Chemistry from the Indian Institute of Technology.

Mr. Kevin Rassas has served as Senior Vice President, Business Development of VGX since July 2006. He first joined VGX in December 2003 to head VGX’s business development efforts. Mr. Rassas has over 30 years of pharmaceutical industry experience, including senior level general management responsibility for several major international markets with Wyeth and G.D.Searle. Mr. Rassas’ background includes significant experience in International Operations, P&L Management, Strategic Planning, Business Development, Finance and Administration, New Product Introductions, Joint Ventures, Project Management, and Human Resources. Mr. Rassas received a Bachelor of Arts in Economics from the University of Notre Dame and his MBA in Finance from the Kellogg School of Management at Northwestern University.

Iacob Mathiesen has been serving as the managing director of Inovio’s Norwegian subsidiary, Inovio AS, which is conducting preclinical research on DNA vaccines. Mr. Mathiesen joined Inovio when a company he co-founded in 1999 to pursue research and development relating to electroporation and for which he was chief executive officer was acquired by Inovio in 2005. Mr. Mathiesen has pioneered novel advancements for electroporation methods and devices for DNA delivery and has been named as inventor or co-inventor on multiple patents and co-authored numerous scientific papers relating to the use of electroporation for DNA delivery. Mr. Mathiesen received a B.Sc. in Mathematics and Natural Sciences in 1991, an M.Sc. in Mathematics and Natural Sciences in 1993, and a Ph.D. in Medicine in 1999, all from the University of Oslo, Norway.

None of the persons named above has been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

No family relationships exist between any of the directors or executive officers of the Company, except that Mr. Punit Dhillon, the registrant’s continuing Vice President, Finance and Operations, is the nephew of Dr. Avtar Dhillon, the registrant’s President and Chairman of the Board. Neither Mr. Dhillon nor Dr. Dhillon have been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.

As a result of the closing of the acquisition of VGX on June 1, 2009, there have been material changes in the Risk Factors previously disclosed in the registrant’s annual report on Form 10-K for the year ended December 31, 2008 and in the registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2009; investors are encouraged to review the risk factors set forth under “Risks Related to the Business of the Combined Group” in the registrant’s joint proxy statement/prospectus filed with the SEC on May 1, 2009, which are incorporated here by reference.  However, such risk factors, as well those contained in the registrant’s periodic reports, may not be the only ones facing the registrant. Additional risks not now known to the registrant from its business generally and as a result of the acquisition of VGX may also impair the registrant’s business, financial condition and results of operations.

Further, in order to close the acquisition of VGX on June 1, 2009, the registrant, among other things, waived the condition precedent to the closing requiring that VGX deliver to the registrant its consolidated financial statements for the quarter ended March 31, 2009 (the “Quarterly Financial Statements”). Under Item 9.01, of Form 8-K, the registrant must include VGX’s consolidated financial statements and pro financial information in the form and for the periods specified in Regulation S-X, the SEC’s regulation containing the rules governing the form and content of financial statements for public companies.  The registrant and VGX believe that filing of the Quarterly Financial Statements and related pro forma information are required by the relevant provisions of Regulation S-X, and must be filed in an amendment to this Form 8-K that the registrant must file with the SEC within 71 days after the date that this initial report on Form 8-K must be filed as a result of the acquisition of VGX.  Until the date on which the Quarterly Financial Statements and the pro forma financial information specified by Item 9.01 of Form 8-K are filed with the SEC, no registration statement that the registrant files with the SEC seeking to register its securities for issuance, sale or resale, including for capital raising transactions, additional acquisitions or for its employee benefit programs, will be declared effective by the SEC and thus its capital raising activities and ability to provide new equity incentives to its employees will be substantially curtailed during that period, as will its ability to comply with certain registration obligations relating to the shares of Inovio common stock underlying outstanding convertible debt assumed by Submerger in the Merger.

Although the registrant intends to devote and invest the financial, personnel and other resources that it has available in effort to obtain the Quarterly Financial Statements and pro forma financial information necessary to file an amendment to this 8-K timely, the registrant can provide no assurances that it will ultimately be able to do so. Any inability to obtain such information by the deadline would result in noncompliance with the registrant’s reporting obligations under the Exchange Act.  Such noncompliance could have material, adverse effects on the registrant, including potential disruption of the market for its common stock, its ability to utilize certain forms for registration of its securities, potential litigation, and further delays in its periodic reporting.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Voting Trust Agreement dated June 1, 2009.
10.2	Amended and Restated 2000 Stock Option Plan.
10.3

Form of Convertible Note for notes issued by VGX Pharmaceuticals, Inc. from October 2005 until June 2008 (incorporated by reference to Exhibit 10.53 as filed with the registrant’s registrant statement on Form S-4/A on January 23, 2009 (File No. 333-156035)).

10.4

Form of Allonge utilized by VGX Pharmaceuticals, Inc. in June and July 2008 (incorporated by reference to Exhibit 10.58 as filed with the registrant’s registrant statement on Form S-4/A on January 23, 2009 (File No. 333-156035)).

10.5

Form of Allonge utilized by VGX Pharmaceuticals, Inc. in November 2008 (incorporated by reference to Exhibit 10.53 as filed with the registrant’s registrant statement on Form S-4/A on January 23, 2009 (File No. 333-156035)).

99.1	Press Release announcing Stockholder Meeting Result dated May 29, 2009.
99.2	Press Release announcing closing of Merger dated June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer